As filed with the Securities and Exchange Commission on May 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2691170
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

1601 Market Street

Philadelphia, Pennsylvania 19103

(Address of Principal Executive Offices)

Radian Group Inc. Equity Compensation Plan

(Full title of the plan)

Edward J. Hoffman

Executive Vice President, General Counsel and Corporate Secretary

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

(Name and address of agent for service)

(215) 231-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	7,950,000 shares (2)	$16.51 (3)	$131,254,500 (3)	$15,212.40 (4)

(1)	Includes Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).
(2)	Additional shares that are available for grant under the amended and restated Radian Group Inc. Equity Compensation Plan, as approved by the Registrant’s stockholders at its Annual Meeting of Stockholders on May 10, 2017. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock or other securities that may be issued upon stock splits, stock dividends or similar transactions.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of shares of Common Stock on May 3, 2017, as reported on the New York Stock Exchange.
(4)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by .0001159.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

This Registration Statement (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 and consists of only those items required by General Instruction E. On May 10, 2017, the Registrant’s stockholders approved the amendment and restatement of the Radian Group Inc. 2014 Equity Compensation Plan as the Radian Group Inc. Equity Compensation Plan (the “Plan”) to, among other things, increase by 7,950,000 the number of shares of Common Stock with respect to which the Registrant may make awards under the Plan and extend the term of the Plan to May 9, 2027. This Registration Statement is being filed by the Registrant to register the issuance of the additional 7,950,000 shares of Common Stock of the Registrant which may be awarded under the Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed on May 14, 2014 (File No. 333-195934) relating to the Plan is incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 11, 2004 and filed on May 12, 2004).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 22, 2008 and filed on May 29, 2008).

4.3	Second Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 12, 2010 and filed on May 18, 2010).

4.4	Certificate of Amendment of Certificate of Incorporation of the Registrant effective as of May 15, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 14, 2013 and filed on May 20, 2013).

4.5	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant effective as of May 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 11, 2016 and filed on May 17, 2016).

4.6	Certificate of Change of Registered Agent and Registered Office of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated November 10, 2010 and filed on November 16, 2010).

4.7	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated October 9, 2009 and filed on October 13, 2009).

4.8	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated November 9, 2016 and filed on November 14, 2016).

4.9	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (file no. 1-11356) for the year ended December 31, 1999).

4.10	Amended and Restated Tax Benefit Preservation Plan, dated as of February 12, 2010, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated February 12, 2010 and filed on February 17, 2010).

4.11	First Amendment to the Amended and Restated Tax Benefit Preservation Plan, dated as of May 3, 2010, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 3, 2010 and filed on May 4, 2010).

4.12	Radian Group Inc. Equity Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (file no. 1-11356) filed on April 10, 2017 for the 2017 Annual Meeting of Stockholders).

*5.1	Opinion of Drinker Biddle & Reath LLP.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Drinker Biddle & Reath LLP (included within Exhibit 5.1).

*24.1	Power of Attorney (included with signature page).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on May 10, 2017.

RADIAN GROUP INC.

By:	/s/ Richard G. Thornberry
	Name:	Richard G. Thornberry
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

Each person, in so signing, also hereby makes, constitutes and appoints Richard G. Thornberry and Edward J. Hoffman, and each of them, acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities in connection with this Registration Statement on Form S-8, including without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard G. Thornberry Richard G. Thornberry	Chief Executive Officer (Principal Executive Officer) and Director	May 10, 2017

/s/ J. Franklin Hall J. Franklin Hall	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 10, 2017

/s/ Catherine M. Jackson Catherine M. Jackson	Senior Vice President, Controller (Principal Accounting Officer)	May 10, 2017

/s/ Herbert Wender Herbert Wender	Non-Executive Chairman of the Board	May 10, 2017

/s/ David C. Carney David C. Carney	Director	May 10, 2017

/s/ Howard B. Culang Howard B. Culang	Director	May 10, 2017

/s/ Lisa W. Hess Lisa W. Hess	Director	May 10, 2017

/s/ Stephen T. Hopkins Stephen T. Hopkins	Director	May 10, 2017

/s/ Brian D. Montgomery Brian D. Montgomery	Director	May 10, 2017

/s/ Gaetano J. Muzio Gaetano J. Muzio	Director	May 10, 2017

/s/ Gregory V. Serio Gregory V. Serio	Director	May 10, 2017

/s/ Noel J. Spiegel Noel J. Spiegel	Director	May 10, 2017

RADIAN GROUP INC.

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 11, 2004 and filed on May 12, 2004).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 22, 2008 and filed on May 29, 2008).

4.3	Second Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 12, 2010 and filed on May 18, 2010).

4.4	Certificate of Amendment of Certificate of Incorporation of the Registrant effective as of May 15, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 14, 2013 and filed on May 20, 2013).

4.5	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant effective as of May 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 11, 2016 and filed on May 17, 2016).

4.6	Certificate of Change of Registered Agent and Registered Office of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated November 10, 2010 and filed on November 16, 2010).

4.7	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated October 9, 2009 and filed on October 13, 2009).

4.8	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated November 9, 2016 and filed on November 14, 2016).

4.9	Specimen certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (file no. 1-11356) for the year ended December 31, 1999).

4.10	Amended and Restated Tax Benefit Preservation Plan, dated as of February 12, 2010, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated February 12, 2010 and filed on February 17, 2010).

4.11	First Amendment to the Amended and Restated Tax Benefit Preservation Plan, dated as of May 3, 2010, between the Registrant and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (file no. 1-11356) dated May 3, 2010 and filed on May 4, 2010).

4.12	Radian Group Inc. Equity Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (file no. 1-11356) filed on April 10, 2017 for the 2017 Annual Meeting of Stockholders).

*5.1	Opinion of Drinker Biddle & Reath LLP.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Drinker Biddle & Reath LLP (included within Exhibit 5.1).

*24.1	Power of Attorney (included with signature page).

*	Filed herewith.